EXHIBIT 99.1

Escalade Reports Fourth Quarter and Full Year 2025 Results

EVANSVILLE, IN, February 27, 2026 – Escalade, Inc. (Nasdaq: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced results for the fourth quarter and full year 2025.

FOURTH QUARTER 2025 RESULTS

(As compared to the fourth quarter 2024)

●	Net sales decreased 2.2% to $62.6 million

●	Gross margin improved 280 basis points, to 27.7%

●	Net income of $3.7 million, or $0.27 per diluted share vs. $2.7 million, or $0.19 per diluted share for 2024

●	EBITDA totaled $6.5 million, an increase of 9.3%

●	Cash provided by operations of $14.9 million vs $12.3 million in 2024

●	Total debt decreased 27.9% and net leverage was 0.3x

●	Increased quarterly dividend to $0.1525 per share

FULL YEAR 2025 RESULTS

(As compared to full year 2024)

●	Net sales decreased 4.5% to $240.2 million

●	Gross margin improved 219 basis points, to 26.9%

●	Net income of $13.7 million, or $0.99 per diluted share vs. $13.0 million, or $0.93 per diluted share for 2024

●	EBITDA totaled $23.9 million, a decrease of 8.4%

●	Cash provided by operations of $31.0 million vs. $36.0 million in 2024

For the fourth quarter ended December 31, 2025, Escalade reported net income of $3.7 million, or $0.27 per diluted share, versus net income of $2.7 million, or $0.19 per diluted share for the fourth quarter in 2024. Total net sales declined 2.2% on a year-over-year basis in the fourth quarter, primarily due to uneven consumer demand across the majority of the Company’s product categories, partially offset by improved demand in the archery, billiards, and games categories.

Escalade reported fourth quarter gross margin of 27.7%, an increase of 280 basis points versus the prior-year quarter, driven by improved operational efficiencies from lower fixed costs and decreased inventory storage and handling costs.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) increased 9.3% to $6.5 million in the fourth quarter 2025, versus $5.9 million in the prior-year period. The increase in EBITDA compared to the fourth quarter of 2024 primarily reflects improved gross margins and the impact of the Gold Tip acquisition, partly offset by $0.5 million in non-recurring executive transition expenses.

During the fourth quarter of 2025, the Company generated $14.9 million of cash flow from operations, compared to $12.3 million in the prior-year period. Operating cash flow during the fourth quarter reflected seasonal reductions in inventory associated with the holiday selling season, combined with the Company’s efforts to reduce its inventory on hand.

Total debt at the end of the quarter was $18.5 million, down 27.9% from $25.6 million at the end of the fourth quarter of last year.

As of December 31, 2025, the Company had total cash and cash equivalents of $11.9 million, together with $52.9 million of availability on its senior secured revolving credit facility maturing in 2027. At the end of the fourth quarter 2025, net debt (total debt less cash) was 0.3x trailing twelve-month EBITDA, down from 0.8x at the end of the fourth quarter of 2024.

Escalade announced a quarterly dividend of $0.1525 per share to be paid to all shareholders of record on April 6, 2026 and payable April 13, 2026.

MANAGEMENT COMMENTARY

“We concluded 2025 with strong margin performance, driven by disciplined operational execution across the business,” said Patrick Griffin, Interim President and CEO of Escalade. “Fourth‑quarter margins reflect the cost structure improvements implemented over the last year. Importantly, demand across our higher‑value, premium brands remains resilient, and our diversified product portfolio continues to position us well to navigate an uncertain consumer environment.”

Griffin continued, “As we enter 2026, we are shifting our focus to drive growth while maintaining the operational discipline that delivered our strong performance in 2025. During the fourth quarter we completed the acquisition of AllCornhole, further expanding our presence in a premium, fast‑growing category, and we acquired a 110,000 square foot facility to support growth in our safety and fitness categories. In addition, we completed the integration of the Gold Tip Archery acquisition, which closed in the third quarter and was immediately accretive during the fourth quarter.”

“Our shift to focus on growth is supported by a strong balance sheet and a continued focus on capital efficiency,” Griffin added. “In the fourth quarter, we improved our cash flow 21.2% and reduced our total debt by 27.9%, resulting in net leverage of 0.3x. Reflecting the confidence we have in the long‑term cash‑generation profile of the business, our Board has approved an increase in our quarterly dividend to $0.1525 per share. Looking ahead, we remain focused on driving working capital efficiencies and we intend to deploy our strong free cash flow toward organic growth investments, strategic M&A, continued debt reduction, and a disciplined return of capital to shareholders.”

CONFERENCE CALL

A conference call will be held Friday, February 27, 2026, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-833-890-3250
International Live:	1-412-206-6441

To listen to a replay of the teleconference, which subsequently will be available through March 13, 2026:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10206528

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear® Archery and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Wesley Smith

Vice President, Financial Reporting & Investor Relations

812-467-1334

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder. All statements, other than statements of historical fact, are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs, a potential trade war with China and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; our international operations, including any related to political uncertainty and geopolitical tensions; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to protect its intellectual property; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorist attacks, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; Escalade’s use of estimates in its financial reporting as well as in its forward looking statements; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Fourth Quarter Ended		Four Quarters Ended
All Amounts in Thousands Except Per Share Data	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net sales	$62,560	$63,942	$240,158	$251,510

Costs and Expenses
Cost of products sold	45,208	47,994	175,513	189,306
Selling, administrative and general expenses	11,608	10,864	43,626	43,303
Amortization	591	571	2,292	2,802
Gain on sale of assets held for sale	--	--	--	(3,905)

Operating Income	5,153	4,513	18,727	20,004

Other Income (Expense)
Interest expense	(175)	(307)	(836)	(2,302)
Other income (expense)	28	61	131	74

Income Before Income Taxes	5,006	4,267	18,022	17,776

Provision for Income Taxes	1,303	1,567	4,321	4,790

Net Income	$3,703	$2,700	$13,701	$12,986

Earnings Per Share Data:
Basic earnings per share	$0.27	$0.20	$1.00	$0.94
Diluted earnings per share	$0.27	$0.19	$0.99	$0.93

Dividends declared	$0.15	$0.15	$0.60	$0.60

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	December 31, 2025	December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$11,878	$4,194
Receivables, less allowance for credit losses of $1,226 and $694; respectively	46,315	48,768
Inventories	68,474	76,025
Prepaid expenses	3,351	4,372
Prepaid income tax	557	465
TOTAL CURRENT ASSETS	130,575	133,824

Property, plant and equipment, net	22,355	22,221
Operating lease right-of-use assets	1,276	1,186
Intangible assets, net	25,445	25,838
Goodwill	42,326	42,326
Other assets	132	935
TOTAL ASSETS	$222,109	$226,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,143	$7,143
Trade accounts payable	9,150	11,858
Accrued liabilities	13,680	15,050
Current operating lease liabilities	510	444
TOTAL CURRENT LIABILITIES	30,483	34,495

Long-term debt	11,309	18,452
Deferred income tax liability, net	6,303	3,302
Operating lease liabilities	798	787
Other liabilities	--	297
TOTAL LIABILITIES	48,893	57,333

Commitments and contingencies	--	--

Stockholders' equity:
Preferred stock
Authorized: 1,000,000 shares, no par value, none issued	--	--
Common stock
Authorized: 30,000,000 shares, no par value
Issued and outstanding: 2025 —13,696,311 shares, 2024 —13,732,719 shares	3,013	4,218
Retained earnings	170,203	164,779
TOTAL STOCKHOLDERS’ EQUITY	173,216	168,997
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$222,109	$226,330

Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Years Ended
All Amounts in Thousands	December 31, 2025	December 31, 2024
Operating Activities:
Net Income	$13,701	$12,986
Reconciling adjustments:
Depreciation and amortization	5,063	6,041
Allowance for credit losses	983	747
Stock option and restricted stock unit expense	1,651	1,932
Issuance of common stock for service	242	--
Deferred income taxes	3,001	177
Loss (gain) on disposals of assets	7	(3,651)
Changes in
Accounts receivable	1,469	470
Inventories	7,551	16,437
Prepaids and other assets	1,732	(1,724)
Accounts payable and accrued expenses	(4,386)	2,634
Net cash provided by operating activities	31,014	36,049
Investing Activities:
Purchase of property and equipment	(2,512)	(2,038)
Acquisitions	(2,300)	--
Proceeds from sale of property and equipment	--	5,967
Net cash (used in) provided by investing activities	(4,812)	3,929
Financing Activities:
Dividends paid	(8,277)	(8,306)
Proceeds from issuance of long-term debt	26,208	114,785
Payments on long-term debt	(33,351)	(140,085)
Purchase of stock	(3,098)	(2,194)
Net cash used in financing activities	(18,518)	(35,800)
Increase in Cash and Cash Equivalents	7,684	4,178
Cash and Cash Equivalents, beginning of year	4,194	16
Cash and Cash Equivalents, end of year	$11,878	$4,194
Supplemental Cash Flows Information
Interest paid	$812	$2,231
Income taxes paid, net	$1,708	$4,989

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited, In Thousands)

	Fourth Quarter Ended		Four Quarters Ended
All Amounts in Thousands	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net Income (GAAP)	$3,703	$2,700	$13,701	$12,986

Interest expense	175	307	836	2,302
Income tax expense	1,303	1,567	4,321	4,790
Depreciation and amortization	1,296	1,350	5,063	6,041

EBITDA (Non-GAAP)	$6,477	$5,924	$23,921	$26,119